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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-30786, 333-83346 and 333-86378) and in the related Prospectuses, and the Registration Statements (Form S-8 Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500, 33-38579, 33-50699, 33-52291, 33-58447, 33-65179, 333-22947, 333-30459, 333-45231, 333-35836, 333-70232, 333-85136, 333-87742 and 333-87788) of Hewlett-Packard Company of our report dated November 20, 2002 (except for Note 19, as to which the date is December 17, 2002), with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in this Annual Report (Form 10-K) for the year ended October 31, 2002.

                      /s/ Ernst & Young LLP

San Jose, California
January 17, 2003

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  Exhibit 23
Consent of Independent Auditors